Exhibit 99.1

ERBA DIAGNOSTICS Reports 2nd Quarter Financial Results; Consolidation,

Operational Efficiencies, and Revenue Growth Increase Net Income by more than 400%

MIAMI LAKES, FL, August 12, 2014 – ERBA Diagnostics, Inc. (NYSE MKT: ERB), a fully integrated in vitro diagnostics company, today announced its results of operations for the second quarter of 2014.

Net income increased to $450,436 for the second quarter of 2014, or earnings of $0.01 per diluted share, compared to net income of $87,333 for the second quarter of 2013, or earnings of $0.00 per diluted share. Total revenues increased to $7,540,657 for the second quarter of 2014, a 9.5% increase, compared to $6,889,259 for the second quarter of 2013.

“Our turnaround is gaining momentum, as we achieved our fifth consecutive profitable quarter,” said Mohan Gopalkrishnan, Chief Executive Officer of ERBA Diagnostics. “Strategically, this is the result of improved instrument sales after restoring production capabilities post-acquisition of Drew Scientific and JAS Diagnostics, increased reagent sales due to increased instrument placements, which allow us to serve as a one-stop-shop for the growing segment of smaller hospitals, reference labs and physician office labs in the U.S. and emerging markets. Operationally, we are benefiting from the consolidation of operations, which are eliminating redundancies and reducing operating expenses. While there are moderate fluctuations in sequential revenues, we anticipate sustained annual growth in revenue and net income as we expand sales from existing products, launch new products, and explore additional acquisitions.”

Second Quarter Financial Highlights

ERBA Diagnostics recognized revenues of $7,540,657 for the second quarter of 2014, compared to $6,889,259 for the second quarter of 2013. This increase is primarily attributed to an increase in revenues at our European operations, and an improvement in instrument and reagents orders in the international market.

Second quarter gross profit increased 7% to $3.7 million in the second quarter of 2014, compared to $3.4 million in the second quarter of 2013. Second quarter of 2014 gross margin was 49%, compared to 50% for the second quarter of 2013.

Total operating expenses were $3,141,610 in the second quarter of 2014, compared to $3,355,048 in the second quarter of 2013. The decrease in total operating expenses is primarily attributable to the decrease in headcount in our domestic operations.

Income from operations totaled $553,970 for the second quarter of 2014, compared to $87,552 in the second quarter of 2013. Net income increased to $450,436 for the second quarter of 2014, or earnings of $0.01 per diluted share, compared to net income of $87,333 for the second quarter of 2013, or earnings of $0.00 per diluted share. The increase in net income was primarily related to the growth in sales and the decrease in operating expenses.

Cash and cash equivalents were $2,706,748 at June 30, 2014.

Second Quarter Operational Highlights

During the second quarter and first half of 2014, ERBA Diagnostics accomplished several operational milestones that reflect the earnings growth that the Company is realizing. These milestones include:

●	U.S. FDA 510(k) clearance for the state-of-the-art clinical chemistry analyzer, the XL 400, a comprehensive clinical chemistry system capable of up to 400 tests per hour.

●

Strengthened our commercial team with the appointment of William Creech as Vice President of Sales and Marketing, who brings more than 20 years of experience in the diagnostic industry, with Vermillion, Abbott, Siemens, and Thermo-Fisher.

●	Appointment of Mr. Gopalkrishnan to the role of chief executive officer, having previously served as the Vice President for Operations with the Company since 2012.

Conference Call

ERBA Diagnostics invites all interested parties to participate in the management’s conference call to discuss the results of operations.

The call will be held at 9:00 am EDT today, August 12, 2014, and may be accessed by dialing (844) 420-7668 or (716) 247-5772 if dialing internationally (Conference ID #86513109). The call will also be broadcast live on the investor relations section of the Company's website at www.erbadiagnostics.com.

For those of you unable to join the earnings call, a playback of the call will be available via telephone approximately three hours after the call. The number for this service is: (855) 859-2056 or (404) 537-3406, using Conference ID #86513109. The playback is available until 11:59 p.m. Central Time August 26, 2014.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (www.erbadiagnostics.com), headquartered in Miami Lakes, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, clinical chemistry, hematology and diabetes through its six subsidiaries – Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe), ImmunoVision, Inc. (U.S.), Drew Scientific, Inc. (U.S.), JAS Diagnostics, Inc. (U.S.), and Erba Diagnostics Mexico S.A. (Latin America).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of ERBA Diagnostics, Inc., including, without limitation, the risks and uncertainties related to: ERBA Diagnostics’ ability to successfully improve its financial condition, results of operations and cash flows; ERBA Diagnostics’ ability to successfully implement its strategic initiatives, in the timeframes anticipated, or at all; ERBA Diagnostics may not be or become a one-stop-shop for its customers including smaller hospitals, reference labs and physician office labs in the U.S. and emerging markets; the consolidation of ERBA Diagnostics’ operations may not result in the elimination of redundancies or the reduction of operating expenses; ERBA Diagnostics may not be able to sustain annual growth in revenue or net income, whether as a result of expanding sales from existing products, launching new products, exploring additional acquisitions, or otherwise; ERBA Diagnostics’ ability to successfully grow sales from existing products, during the timeframe expected, or at all; ERBA Diagnostics’ new products, including, without limitation, the XL 400, may not be commercially launched when anticipated, or at all; once commercially launched, ERBA Diagnostics’ new products, including, without limitation, the XL 400, may not be a source of revenue growth and earnings growth or otherwise positively impact ERBA Diagnostics’ financial condition, operating results and cash flows; ERBA Diagnostics may not be successful in identifying or consummating acquisitions or other strategic opportunities and any identified and consummated acquisition or other strategic opportunity may not be successfully integrated and may not result in synergies, operational efficiencies or other benefits anticipated and may not otherwise improve ERBA Diagnostics’ financial condition, operating results or cash position; ERBA Diagnostics’ ability to successfully integrate acquired businesses or products, including, without limitation, its ability to integrate Drew Scientific and JAS Diagnostics; ERBA Diagnostics’ integration and consolidation, including, without limitation, its ability to integrate Drew Scientific and JAS Diagnostics, may not result in improved operational efficiency or reduced costs; acquisitions of businesses and products, and the integration of acquired businesses and products, may disrupt ERBA Diagnostics’ business, distract its management and may not proceed as planned, including, without limitation, its acquisition of and its ability to integrate Drew Scientific and JAS Diagnostics; ERBA Diagnostics’ ability to achieve cost advantages from its own manufacture of instrument systems, reagents and test kits; and economic, competitive, political, governmental and other factors affecting ERBA Diagnostics and its operations, markets and products.  In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in ERBA Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

Company Contact:

Mohan Gopalkrishnan

Chief Executive Officer

Tel: 305 418 2320 x 319

ERBA Diagnostics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,706,748	$4,031,071
Accounts receivable, net	6,981,392	5,546,715
Inventories, net	7,591,901	6,494,173
Related party receivables	2,181,198	1,834,732
Other current assets	534,752	395,196
Total current assets	19,995,991	18,301,887
PROPERTY, PLANT AND EQUIPMENT:
Land	352,957	352,957
Buildings and improvements	3,262,643	3,136,434
Machinery and equipment	3,949,210	3,831,213
Furniture and fixtures	2,216,720	2,216,720
	9,781,530	9,537,324
Less: accumulated depreciation	(8,199,525)	(7,976,121)
Property, plant and equipment, net	1,582,005	1,561,203
OTHER LONG-TERM ASSETS:
Intangible assets, net	1,317,095	1,480,151
Goodwill	3,494,619	3,494,619
Equipment on lease, net	590,460	586,785
Product license	198,055	226,349
Restricted deposits	232,544	204,686
Other assets	18,809	18,786
Total other long-term assets	5,851,582	6,011,376
Total assets	$27,429,578	$25,874,466
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,454,087	$1,953,906
Revolving line of credit	1,839,661	1,904,879
Other accrued expenses	3,011,437	2,894,430
Total current liabilities	7,305,185	6,753,215
OTHER LONG-TERM LIABILITIES:
Deferred tax liabilities	593,357	576,160
Other long-term liabilities	1,064,022	1,027,425
Total other long-term liabilities	1,657,379	1,603,585
Total liabilities	8,962,564	8,356,800
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.01, authorized 100,000,000 shares, issued and outstanding 43,883,221 in 2014 and 43,658,221 in 2013	438,832	436,582
Additional paid-in capital	53,294,773	53,081,370
Accumulated deficit	(35,246,661)	(35,861,343)
Accumulated other comprehensive loss	(19,930)	(138,943)
Total shareholders’ equity	18,467,014	17,517,666
Total liabilities and shareholders’ equity	$27,429,578	$25,874,466

ERBA Diagnostics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Three and Six Months Ended June 30, 2014 and 2013

(Unaudited)

	Three months		Six months
	2014	2013	2014	2013
NET REVENUE	$7,540,657	$6,889,259	$13,911,769	$13,597,366
COST OF SALES	3,845,077	3,446,659	7,269,943	7,107,592
Gross profit	3,695,580	3,442,600	6,641,826	6,489,774
OPERATING EXPENSES:
Selling	1,165,199	1,378,709	2,260,877	2,682,190
General and administrative	1,603,759	1,595,480	3,001,837	2,928,224
Research and development	372,652	380,859	575,895	727,977
Total operating expenses	3,141,610	3,355,048	5,838,609	6,338,391
Income from operations	553,970	87,552	803,217	151,383
OTHER INCOME (EXPENSE), NET:
Interest expense	(11,952)	(14,369)	(21,512)	(37,913)
Unrealized (loss) gain on foreign currency transactions	(16,178)	34,942	(14,204)	25,255
Acquisition expenses	-	-	-	(211,045)
Other expense, net	(45,890)	(9,092)	(93,776)	(34,705)
Total other (expense) income, net	(74,020)	11,481	(129,492)	(258,408)
Income (loss) before provision for income taxes	479,950	99,033	673,725	(107,025)
PROVISION FOR INCOME TAXES	(29,514)	(11,700)	(59,043)	(52,694)
Net income (loss)	450,436	87,333	614,682	(159,719)
OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	141,324	(157,844)	119,013	(231,890)
Total comprehensive income (loss)	$591,760	$(70,511)	$733,695	$(391,609)
NET INCOME (LOSS) PER SHARE – Basic	$0.01	$0.00	$0.02	$(0.01)
NET INCOME (LOSS) PER SHARE – Diluted	$0.01	$0.00	$0.01	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	43,806,554	43,658,221	43,781,277	43,658,221
Diluted	54,431,579	44,169,521	54,346,301	43,658,221